EXHIBIT 4.4(b)
                     AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

                    THIS AMENDMENT No. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment No. 2") is made October __, 1993, and effective September 30, 1993, among AMERICAN HEALTHCARE
MANAGEMENT, INC., a Delaware corporation (the "Company"); AHM
CAPITAL MANAGEMENT, INC., a Nevada corporation ("Capital");
the lenders party to the Credit Agreement hereinafter mentioned (collectively, the "Lenders"); and CORESTATES BANK,
N.A., a national banking association which also conducts business as Philadelphia National Bank and as CoreStates
First Pennsylvania Bank, as agent for the Lenders (in such capacity, the "Agent").

                    WHEREAS, the Company, Capital, the Lenders and the Agent are party to an Amended and Restated Credit Agreement dated July 21, 1993, as amended by Amendment No. 1 thereto dated as of July 27, 1993 (as amended, including by this Amendment No. 2, the "Credit Agreement"); and

                    WHEREAS, the parties wish to amend the Credit
Agreement in certain respects.

                    NOW, THEREFORE, the parties agree as follows, intending to be legally bound:

                    1. Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

                    2.        Consolidated Debt Service Coverage Ratio.
Paragraph 7.15 of the Credit Agreement is amended by striking out the first four entries in the first table and inserting
in their place the following eight entries:
                                                    Consolidated Debt Service
               "Fiscal Quarter:                            Coverage Ratio
               ________________                      _________________________
               September 30, 1993                           1.95 to 1.0
               December 31, 1993                            2.10 to 1.0
               March 31, 1994                               2.00 to 1.0
               June 30, 1994                                2.10 to 1.0
               September 30, 1994                           2.00 to 1.0
               December 31, 1994                            2.00 to 1.0
               March 31, 1995                               2.10 to 1.0
               June 30, 1995                                2.15 to 1.0"

               3.        Consolidated Fixed Charge Coverage Ratio.
Paragraph 7.16 of the Credit Agreement is amended by striking out the first entry in the first table and inserting in its
place the following four entries:
                                                 Consolidated Debt Service
               "Fiscal Quarter:                        Coverage Ratio
               ________________                  _________________________

               September 30, 1993                        1.10 to 1.0
               December 31, 1993                         1.15 to 1.0
               March 31, 1994                            1.10 to 1.0
               June 30, 1994                             1.20 to 1.0"


              4. Representations and Warranties. The Company and Capital hereby represent and warrant to the Lenders as follows:

                         a.        Representations.  Except with respect to
such actions or the results thereof which are permitted by an express exception to a prohibition in Section Eight of the Credit Agreement or have been consented to in writing by the Lenders or the Required Lenders, as applicable, the representations and warranties set forth in Section Five of the Credit Agreement are true and correct in all material respects as of the date hereof (other than those which by their terms were made only as of the date of execution of the Credit Agreement); no Event of Default or Default under the Credit Agreement has occurred or is in existence; and there has been no change in the financial condition, business, assets or prospects of the Company and its Consolidated
Subsidiaries since the date of the quarterly and audited annual financial statements most recently delivered by the Company to Lenders pursuant to Paragraphs 6.01(m), 7.02 or
7.03 of the Credit Agreement which might reasonably be expected to have a Material Adverse Effect.

                         b.        Power and Authority; Enforceability.  The
Company and Capital have the power and authority under the laws of the states of Delaware and Nevada, respectively, and their respective certificates of incorporation and bylaws to enter into and perform this Amendment No. 2, and all actions required of the Company and Capital hereunder will not violate any provisions of any federal, state or local law or regulation or constitute a default under, any agreement by which the Company and Capital or its or their respective property may be bound.

                         c.        No Violation of Laws or Agreements.  The
making and performance of this Amendment No. 2 and the actions required of the Company and Capital hereunder will not violate any provisions of any federal, state or local law or regulation or constitute a default under any agreement by which the Company or Capital or their respective property may be bound.

               5. Affirmation. The Company and Capital, and by their acceptance hereof, the Consolidated Subsidiaries of the Company executing below (to the extent applicable), hereby affirm all of the provisions of the Credit Agreement, as amended, including by this Amendment No. 2, the Guaranty
Agreements and all Collateral Security Documents, agree that the terms and conditions of the Credit Agreement shall continue in full force and effect as supplemented and amended hereby and confirm that the Collateral Security Documents and the Guaranty Agreements continue in full force and effect and guaranty and secure all indebtedness, obligations and liabilities as set forth in such Collateral Security
Documents and the Guaranty Agreements.

               6.        Miscellaneous.

                         a.        This Amendment No. 2 shall be governed by
and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                         b.        The Company agrees to reimburse the Agent
for all reasonable costs and expenses (including but not limited to, reasonable attorneys' fees and disbursements) which Agent may pay or incur in connection with the preparation of this Amendment No. 2 and the preparation and review of other documents executed or delivered in connection herewith.

                         c.        All terms and provisions of this Amendment
No. 2 shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

                         d.        This Amendment No. 2 may be executed by any
number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original.

                         e.        The execution, delivery and performance of
this Amendment No. 2 shall not effect a waiver of any right, power or remedy of Lenders under applicable law or under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.


               IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Amendment No. 2 on the day and year first above written.


ATTEST:                                 AMERICAN HEALTHCARE MANAGEMENT, INC.



Elizabeth A. Berryman                                  By:Robert M. Dubbs
                                                       Title: SVP
[CORPORATE SEAL]



ATTEST:                                      AHM CAPITAL MANAGEMENT, INC.



Elizabeth A. Berryman                        By: Robert M. Dubbs
                                                Title: VP
[CORPORATE SEAL]


CORESTATES BANK, N.A., individually
and in its capacity as Agent



By:______________________________
   Title:

CITICORP USA, INC.



By:______________________________
   Title:




NATIONSBANK OF TENNESSEE



By:______________________________
   Title:

[EXECUTIONS CONTINUED]


CONTINENTAL BANK, N.A.



By:_____________________________
   Title:

THE BANK OF NOVA SCOTIA



By:______________________________
   Title:

ACCEPTED AND AGREED TO:

AHM CGH, INC.
AHM GEMCH, INC.
AHM MINDEN HOSPITAL, INC.
AHM WCH, INC.
AHM OF PENNSYLVANIA, INC.
AMERICAN HEALTHCARE MANAGEMENT
  DEVELOPMENT COMPANY
CHHP, INC.
EGH, INC.
GIBSON GENERAL HOSPITAL, INC.
HCW, INC.
MPC, INC.
MONTEREY PARK HOSPITAL
NLVH, INC.
PSH, INC.
PASADENA HOSPITAL CORPORATION
RHPC, INC.
STH CORPORATION
WOODLAND PARK HOSPITAL, INC.



By:______________________________
   Title: